Exhibit 99.2

600 North Dairy Ashford Road
Houston, TX 77079-1175
Media Relations: 281-293-1149
www.conocophillips.com/media

NEWS RELEASE

May 17, 2017

ConocoPhillips Completes Sale of Foster Creek Christina Lake Partnership Interest and Western Canada Deep Basin Gas Assets to Cenovus

HOUSTON — ConocoPhillips (NYSE: COP) today completed its previously announced transaction with Cenovus (TSX: CVE) (NYSE: CVE) to sell its 50 percent nonoperated interest in the Foster Creek Christina Lake (FCCL) oil sands partnership, as well as the majority of its western Canada Deep Basin gas assets. ConocoPhillips Canada retains its operated 50 percent interest in the Surmont oil sands joint venture and its operated 100 percent Blueberry-Montney unconventional acreage position.

“This transaction will make a significant and immediate impact by accelerating our value proposition,” said Ryan Lance, chairman and chief executive officer. “We will achieve a step-function improvement in our balance sheet strength and the pace of our planned share repurchase program. Our focus on free cash flow generation and our clear allocation priorities put us in a strong position to deliver double-digit returns to shareholders through price cycles.”

The company has revised its second-quarter production guidance to 1,365 to 1,405 thousand barrels of oil equivalent per day, reflecting the partial quarter impact of this disposition.

Acquisition of Cenovus Common Shares

At closing, Cenovus issued 208 million common shares to ConocoPhillips as partial consideration for the disposition of the assets and ConocoPhillips now owns approximately 16.9 percent of the issued and outstanding Cenovus common shares. Prior to the transaction, neither ConocoPhillips nor its affiliates owned any Cenovus common shares.

Depending on market conditions and regulatory requirements, ConocoPhillips may from time to time decrease its beneficial ownership, or decrease its control or direction over any of Cenovus’s securities through market transactions, private agreements or otherwise. ConocoPhillips has filed Form 62-103F1 — Required Disclosure Under the Early Warning Requirements — as a result of the acquisition, a copy of which can be obtained on Cenovus’s SEDAR profile at www.sedar.com or by contacting Angela Avery at (281) 293-4005.

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About ConocoPhillips

ConocoPhillips is the world’s largest independent E&P company based on production and proved reserves. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 17 countries, $88 billion of total assets, and approximately 13,100 employees as of March 31, 2017. Production excluding Libya averaged 1,584 MBOED for the three months ended March 31, 2017, and proved reserves were 6.4 billion BOE as of Dec. 31, 2016. For more information, go to www.conocophillips.com.

Contacts

Daren Beaudo (media)

281-293-2073

daren.beaudo@conocophillips.com

Andy O’Brien (investors)

281-293-5000

andy.m.obrien@conocophillips.com

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to business disruptions following the sale including the diversion of management time and attention; our ability to liquidate the Cenovus common stock received at prices we deem acceptable, or at all; the ability to deploy the net proceeds from the sale in the manner and timeframe we currently anticipate, if at all; changes in commodity prices; changes in expected levels of oil and gas reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; difficulties in developing new products and manufacturing processes; unexpected cost increases; international monetary conditions; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; general domestic and international economic and political conditions; and changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information — To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this news release contains certain financial measures that are not prepared in accordance with GAAP, including free cash flow. Free cash flow is cash from operations in excess of capital expenditures and investments required to maintain flat production, working capital changes associated with investing activities, and dividends paid. The company believes that the non-GAAP measure free cash flow is useful to investors as it provides a measure to compare cash from operations after deduction of capital expenditures and investments, working capital changes associated with investing activities, and dividends paid across periods on a consistent basis. The Company’s Board of Directors and management also use these non-GAAP measures to analyze the Company’s operating performance across periods when overseeing and managing the Company’s business.

The non-GAAP measure included in this news release have limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this news release may not be comparable to similarly titled measures disclosed by other companies, including companies in our industry. The Company may also change the calculation of any of the non-GAAP measures included in this news release from time to time in light of its then existing operations to include other adjustments that may impact its operations.